Exhibit 99.3

Berkshire Capital Securities LLC

535 Madison Avenue, 19th Floor | New York, New York 10022

Tel: (212) 207-1000 | Fax: (212) 207-1019

www.berkcap.com

We hereby consent to the inclusion of our opinion letter, dated February 17, 2017, to the Board of Directors of FBR & Co. as Appendix D to, and to the references to such opinion and our name under the captions “Summary – Opinion of FBR’s Financial Advisor” and “The Merger – Opinion of FBR’s Financial Advisor” in, the joint proxy statement/prospectus forming part of this Registration Statement on Form S-4. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Nicholas J. Sheumack

President & Co-CEO

Berkshire Capital Securities LLC

New York, NY

March 16, 2017